Exhibit 10.1

[*** Certain confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission (the “Commission”) pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The location of each omitted portion is indicated by a series of three asterisks in brackets (“[***]”).]

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) is entered into as of August 8, 2011 (the “Effective Date”) by and between ZYNESHER PHARMACEUTICALS (USA), LLC, a Missouri limited liability company (“Supplier”), and K-V PHARMACEUTICAL COMPANY, a Delaware corporation (“Customer”).

WHEREAS, Supplier and Customer are parties to an Asset Purchase Agreement dated as of June 17, 2011 (the “APA”);

WHEREAS, pursuant to this Agreement, Supplier is obtaining certain assets to be used in the production of the Products (as defined below) for Customer; and

WHEREAS, pursuant to Sections 5.02(a) and (b) and Section 8.09 of the APA, Supplier and Customer have agreed to enter into this Agreement for the supply of Products by Supplier to Customer.

THEREFORE, in consideration of the mutual promises and agreements made herein, the parties agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement, when so used, mean the following:

“Act” means the United States Federal Food, Drug, and Cosmetic Act and the rules and regulations thereunder, as amended and supplemented from time to time.

“Adulterated Product” means any product which is adulterated or misbranded within the meaning of the Act, or any product which may not be introduced into interstate commerce under the Act.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

“Approval Date” means, with respect to a Product, the date that the FDA issues a final approval for such Product and the manufacture of such Product at Supplier’s facility.

“Contract Year” means the 12 calendar month period commencing on the Effective Date and ending on the first anniversary of the Effective Date and each successive 12 month period thereafter during the term of this Agreement.

“Control” and, with correlative meanings, the terms “Controlled by” and “under common Control” means the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of more than 50% of voting securities, by contract, resolution, regulation or otherwise.

“Customer Know-How” means the Product formulations and all Technology and all other technical and clinical information, data and know-how related to the development, formulation, manufacture, packaging, use, testing or regulatory approval of the Products, including (but not limited to), trade secrets, designs, research and development, results, analytical methods, laboratory notebooks, assays and results, techniques, derivations, processes, dosage forms, concepts, ideas, preclinical, clinical, biological, chemical, pharmacological, toxicological, pharmaceutical or other data and results, validation information, stability history, experimental methods and results, manufacturing methods, physical and analytical safety, testing and quality control data and results, product specifications, in vivo data, material supplier information, test methods for raw materials, components, work-in-process and finished product, stability, descriptions, specifications, scientific plans, depictions, inventions, discoveries, new technologies, product ideas, modifications, improvements and extensions, supplier information, medical support information (including databases), all regulatory applications, filings and approvals and copies of all correspondence and other communications, memoranda or notes related thereto with the FDA or any other regulatory authority pertaining thereto, adverse effects or experiences, expert opinions and analyses, the Product Dossier, the Regulatory Dossier, the Specifications, and any other written, printed or electronically stored information and materials, including combinations or applications thereof, data summaries and compilations of data, and any and all other intellectual property, whether or not patentable, in each case as and to the extent relating to the development, manufacture, testing, import, export, use, marketing, sale, distribution or regulatory approval of the Products, either used, owned or controlled by Customer.

“Customer-Owned Equipment” means the equipment listed on Appendix A.

“FDA” means the United States Food and Drug Administration and any successor agency having substantially the same function.

“GMP” means all laws, guidelines and regulations applicable to the manufacture of the Products, including the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, as the same may be amended and supplemented from time to time.

“Person” means any natural person, corporation, limited liability company, partnership or other entity.

“Products” means (a) Customer’s Gynazole•1® (butoconazole nitrate) Vaginal Cream, 2%, and (b) Customer’s Clindesse® (clindamycin phosphate) Vaginal Cream, 2%.

“Product Dossier” means Customer’s product dossier for the Products.

“Purchase Price” means the purchase price for Product, as determined by Supplier and agreed to by Customer, calculated in manner consistent with the principles agreed to by the parties and set forth in Appendix E as the costs directly attributable to Product materials, Product testing and stability, materials provided by Supplier in accordance with Appendix D, direct and indirect labor and applicable overhead (direct and indirect) allocated to the Product based on facility utilization plus [***] percent ([***]%).

“Regulatory Dossier” means Customer’s product dossier for regulatory approval of the Products.

-2-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Specifications” means the product and packaging specifications for each Product set forth in Appendix B, as amended from time to time in accordance with Section 2.7.

“Technical Support Term Sheet” means the Technical Support Term Sheet attached hereto as Appendix G and incorporated herein in accordance with Section 17.9.

“Technical Support Timeline” means the timeline attached hereto as Appendix H.

“Technology” means public and nonpublic technical or other information, trade secrets, know-how, processes, formulations, concepts, ideas, preclinical, clinical, pharmacological or other data and testing results, all experimental or test methods, laboratory notebooks, results, assays, descriptions, all scientific plans, depictions, inventions, processes, manufacturing methods, physical and analytical safety, testing and quality control data and results, customer lists, marketing information, sales information, and any other written, printed or electronically stored information and materials and any and all other intellectual property, including patent rights, of any nature whatsoever; in each case as and to the extent, but only as and to the extent, the same relates to the Products. For the avoidance of doubt, “Technology” includes Customer’s Site Release® drug delivery system.

“Technology Transfer” means the transfer of information from Customer to Supplier necessary for Supplier to complete submission batch production of the Products as set forth in the documents listed in Appendix F to this Agreement, which shall include technology transfer protocols and documentation mutually acceptable to Customer and Supplier.

“Trademarks” means the trademark Gynazole-1® and the trademark Clindesse®.

“Unit” means a vaginal applicator filled with Product and packaged in a tray with unit wrapping and carton in accordance with the Specifications.

2.	Technology Transfer; Purchase and Sale of Products; Forecasts

2.1. On or as soon as practicable after the Effective Date, Customer shall transfer to Supplier all Customer Know-How and effectuate the Technology Transfer, including final pharmaceutical development reports for the Products, in each case to the extent necessary and appropriate for the manufacture of the Products in accordance with this Agreement. In addition, Customer shall make available to Supplier the Customer-Owned Equipment. Supplier’s obligation to manufacture Products shall be subject to (x) the Technical Support Term Sheet, and (y) the transfer of all necessary and appropriate Customer Know-How to Supplier. Customer shall be responsible to ensure the effectiveness of the Technology Transfer so as to permit Supplier to produce said Product in accordance with FDA requirements.

2.2. Without limiting the generality of Section 2.1, Customer shall make available to Supplier (a) copies of all applicable requirements, standards, policies, reports and report formats, user manuals, technical manuals, system architecture, processes, operating procedures and other documentation, including but not limited to stability testing, in vitro comparison studies, compounding work, analytical method transfer and the like, (b) copies of flow charts of the manufacturing procedures and work instructions related to manufacturing the relevant Product, (c) a list of all material equipment, including the source of such equipment, utilized in the production of the applicable Product, (d) copies of all current Specifications, including packaging, for the relevant Product, (e) copies of all standard operating procedures for the manufacturing procedures, (f) all necessary environmental conditions necessary to manufacture the relevant Product and copies of any existing external environmental impact studies based on the materials or methods employed in the manufacturing method to be made available to Supplier, and (g) such other documentation as the parties hereto may agree. To the extent commercially practicable, Supplier shall use those Hired Employees (as defined in the APA) who were involved in the production of the Products prior to the Effective Date in corresponding roles for Supplier in the performance of its obligations under this Agreement.

2.3. At Customer’s written request, Supplier agrees to use commercially reasonable efforts to assist Customer in qualifying a secondary site as an FDA-approved manufacturing facility.

2.4. Pursuant to the terms and conditions of this Agreement, from and after the applicable Approval Date, Supplier shall manufacture, package and sell Product to Customer in response to and in compliance with purchase orders delivered by Customer to Supplier. Supplier will supply Product in batch sizes. Customer shall take delivery of at least a batch of the Product.

2.5. Customer shall supply the items set forth on Appendix C in sufficient quantities to enable Supplier to produce Products for Customer in accordance with the Forecasts (as defined below) and to cover yield, failed batches, expired ingredients, and any other losses occurring in the normal course of business. Customer represents and warrants that the items set forth on Appendix D are the only items that are required to be supplied by Supplier in order to produce the Products in light of the items set forth on Appendix C being supplied by Customer.

2.6. Customer will deliver purchase orders to Supplier not less than 120 days before the delivery date(s) of the Products required by Customer. Each order will be for at least one or more whole batches of the Products, as provided in the Specifications. Supplier will deliver each order so that Customer receives the ordered Products on or about the delivery date(s) requested (but in no event later than seven days after the requested delivery date(s)). Customer shall accept delivery of all Products ordered pursuant to the purchase orders made as of the termination or expiry of this Agreement.

2.7. Customer will provide Supplier by the end of each calendar quarter with a written forecast of its Product requirements (“Forecast”), broken down by each forthcoming quarter, for the following 12 months. If a Forecast calls for average weekly purchases in excess of the quantities normally produced at Supplier’s facilities by one shift in a normal five-day week, and Supplier lacks the capacity to manufacture Product in the quantities set forth in such Forecast, Supplier may within 30 days of receipt of the Forecast notify Customer of Supplier’s capacity constraints and indicate the approximate quantities of Product that Supplier can supply (which quantities shall be at least the quantities normally produced at Supplier’s facilities by one shift in a normal five-day week) (the “Supplier Notice”). During a calendar quarter, Customer shall submit purchase orders for not less than [***]% or more than [***]% of the Product quantities for that quarter set forth in the most recent Forecast or the Supplier Notice, as applicable. All Product orders must represent full batch quantities.

-4-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.8. Customer will communicate to Supplier in writing any changes to the Specifications. In the event that the new Specifications increase Supplier’s costs, then the parties shall negotiate and agree in good faith on any changes to the Purchase Prices required to keep Supplier whole before the Specification changes take effect.

2.9. Within thirty (30) days after Customer determines that any Product is defective in material or workmanship, or is not in conformance with applicable Specifications, or is an Adulterated Product (Product not meeting any or all of the foregoing being hereinafter referred to as “Defective Product”), Customer may reject and return any such Defective Product to Supplier. Any Product received by Customer from Supplier that has not been rejected by Customer within such thirty (30) day period shall be deemed to have been accepted. At the time of any rejection of any Product, Customer shall provide Supplier with a written notice describing in detail the circumstances surrounding the rejection and Customer’s reasons therefor (“Rejection Notice”). Within twenty (20) days after its receipt of any Rejection Notice, Supplier shall notify Customer of its disagreement or agreement with respect to the rejection set forth in the Rejection Notice (“Supplier Notice”). If Supplier timely provides Customer with a Supplier Notice of disagreement with the rejection of any Product by Customer, the parties shall submit samples of such Product to an independent laboratory agreed upon by both parties and such laboratory’s determination as to whether or not the Product rejected by Customer was Defective Product and whether Customer rightfully rejected the Product shall be final and binding upon the parties. The costs and expenses of any such independent laboratory analysis shall be paid for by the non-prevailing party. If it is finally determined that any rejected Product is not a Defective Product, Customer shall accept such Product and pay the Purchase Price applicable thereto, if not already paid. Upon final determination or agreement that a Product is a Defective Product, Customer will, at the option of Supplier, either return such Defective Product to Supplier for disposal or destroy or dispose of it in the least expensive and most environmentally sound manner and, in either event, Supplier shall be responsible for the costs of any such return, destruction or disposal. The amount already paid by Customer to Supplier for any Defective Product that is returned, destroyed or disposed of in accordance herewith shall be refunded by Supplier to Customer within 3 business days of receipt of written request for refund by Supplier from the Customer

2.10. Upon Customer’s reasonable request, Supplier agrees to supply Customer with any material information and data relating to the Products which may be or become available to Supplier throughout the term of this Agreement. Supplier shall not contest Customer’s use of such material information and data for the purpose of Customer’s own business interests anywhere in the world. Furthermore, each party agrees to inform the other party as soon as practicable of any material fact or circumstance, whether of scientific, legal or other nature, which may affect the manufacturing, marketing or sale of the Products.

2.11. In the absence of an assertion by Customer that Product is Defective Product, if Customer refuses to take delivery of any Product manufactured by Supplier in accordance with Customer’s purchase order, Customer shall be responsible for payment of the applicable Purchase Price with respect to such Product.

3.	Representations, Warranties and Covenants

3.1. Supplier represents and warrants to Customer that all Products delivered to Customer shall: (a) comply in all respects with the Specifications for that Product; (b) not be Adulterated Product; (c) conform to all applicable FDA regulations, GMP and any comparable state agency requirements applicable thereto and will be labeled in accordance with applicable regulations and Customer’s reasonable requirements; (d) be packaged using Customer’s approved and marketed trade dress for the outer carton and contents of the Product; (e) not contain a patent or latent defect, unless such defect arises from the Specifications; and (f) be free and clear of all liens, security interests and other encumbrances.

3.2. Supplier represents and warrants to Customer that from and after the applicable Approval Date, Supplier, its employees, officers, directors agents and representatives, and the facilities used to manufacture the Products are and shall at all times during the term of this Agreement remain properly qualified under and in compliance with all applicable laws, rules and regulations to the extent required in order for Supplier to fulfill its obligations under this Agreement.

3.3. Supplier agrees to comply with the requirements of the Quality Agreement in the performance of its obligations hereunder. In the event of any conflict between the Quality Agreement and this Agreement, the Quality Agreement will control as to all quality matters and this Agreement will control as to all other matters including, without limitation, business, legal and financial matters.

3.4. Supplier represents and warrants to Customer that the execution, delivery and performance of this Agreement by Supplier does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law, regulation or order of any court, governmental body or administrative or other agency having authority over it; and during the term of this Agreement Supplier will not enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

3.5. Supplier is validly existing and in good standing under the laws of the state of its incorporation or organization and has the limited liability company power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Supplier and constitutes the valid and binding obligation of Supplier, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Supplier.

3.6. Supplier shall maintain quality assurance procedures in accordance with the Quality Agreement.

3.7. Supplier shall provide Customer with notice of any non-confidential communications with licensing boards or the FDA which relate to material problems with facilities, operations or procedures used by Customer in its distribution of the Products. Supplier shall notify Customer immediately upon receipt of notice of any inspection by the FDA or directed any notices, requests for information or other communications related to the Products.

3.8. Customer represents and warrants to Supplier that the execution, delivery and performance of this Agreement by Customer does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law, regulation or order of any court, governmental body or administrative or other agency having authority over it; and during the term of this Agreement Customer will not enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

3.9. Customer is validly existing and in good standing under the laws of the state of its incorporation or organization and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Customer and constitutes the valid and binding obligation of Customer, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Customer.

3.10. The terms of this Article 3 shall survive the termination of this Agreement, for any reason.

4.	Ownership and Use of Customer-Owned Equipment, Customer Know-How and Trademarks

4.1. Supplier hereby agrees that Customer has and retains title to the Customer-Owned Equipment and that the Customer-Owned Equipment will be used by Supplier solely to perform its obligations under this Agreement. Supplier shall ensure that the Customer-Owned Equipment is at all times during the term of this Agreement clearly identified as Customer’s property on plates attached to the Customer-Owned Equipment or as otherwise reasonably specified by Customer. Supplier will be responsible for maintenance of the Customer-Owned Equipment and shall ensure that the Customer-Owned Equipment is in good working condition at all times during the term of this Agreement. Such maintenance shall include, without limitation, lubrication, calibration and compliance with preventive maintenance procedures specified by the manufacturer or by Customer. Subject to Supplier’s compliance with its maintenance obligations, Customer will be responsible for the costs of any required repairs (whether in- or out-of-warranty) to and replacement of the Customer-Owned Equipment; however, Supplier shall perform such repairs and/or replacements at Customer’s direction. Supplier may not move, or cause or permit to be moved, the Customer-Owned Equipment from Supplier’s manufacturing facility without the prior written consent of Customer. In addition, Supplier shall obtain and maintain all risk property insurance covering the Customer-Owned Equipment against physical loss or damage with coverage in an amount equal to at least the replacement value of the Customer-Owned Equipment from an insurance company reasonably acceptable to Customer. Upon the termination, cancellation or expiration of this Agreement for any reason, Customer shall promptly, but in any event not later than 60 days after such termination, cancellation or expiration, dismantle, package and remove the Customer-Owned Equipment, and Supplier shall at Customer’s expense grant Customer access to Supplier’s facilities to permit such dismantling, packaging and removal, and shall provide such other cooperation as Customer may reasonably request in connection with such activities.

4.2. Supplier agrees that the Customer Know-How and the Trademarks and any related trademark, trade name and/or trade dress and all other interests in and rights to the Products and their packaging or relating to the manufacture, marketing, use, packaging, sale and distribution of the Products, belong to Customer. Supplier shall assure and hereby guarantees that any officer, director, employee or agent of Supplier or its Affiliates who is or claims to be the author, inventor or developer of any of the foregoing has assigned and will assign and transfer all rights in and to the same to Customer during the term of this Agreement and upon the termination, expiration or cancellation of this Agreement, for any reason. Customer hereby grants to Supplier a non-exclusive license to use the Customer Know-How and Trademarks for the sole purpose of producing Products for Customer under this Agreement. Supplier shall not use the Customer Know-How or Trademarks to develop, market, sell or distribute any other products or for any purpose other than the performance of its obligations hereunder. Except as otherwise expressly provided in this Agreement, upon the termination, expiration or cancellation of this Agreement, for any reason, the license granted in this paragraph shall terminate and all rights to the Customer Know-How, the Trademarks and any other trademark, trade name and trade dress and all other interests in and rights to the Products or relating to the manufacture, marketing, use, packaging, sale and distribution of the Products, shall remain with or revert to Customer, as applicable, with no payment or other obligation of Customer to Supplier, its Affiliates or its or their officers, directors, employees or agents, and Supplier shall promptly transfer and deliver, or cause the transfer and delivery of, all of the same to Customer and transfer and/or assist Customer in transferring or obtaining all government approvals required in connection with such transfer.

5.	Product Recalls

5.1. In the event that (a) any government authority issues a request, directive or order that Products be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) Customer and Supplier jointly determine that Products should be recalled, the parties shall take all appropriate corrective actions as jointly determined by Supplier and Customer, and shall cooperate with each other in the investigations surrounding the recall. In the event that Customer and Supplier do not jointly agree whether a recall is necessary after consultation, Customer shall have the final determination on whether or not to issue such recall and Supplier agrees to cooperate with Customer during the recall process, subject to all applicable FDA regulations.

5.2. To the extent that a recall, withdrawal, field correction, or governmental seizure of Product is due to (i) the failure of Product to conform to applicable Specifications, (ii) the failure of Supplier to comply in any material respect with its obligations hereunder or with any applicable law, rule, regulation, standard, court order or decree, standard operating procedure, or GMP, or with Customer’s consent decree with the FDA, or (iii) the gross negligence or intentionally wrongful act or omission by Supplier in its manufacturing of any Product or in its performance of its obligations hereunder, then Supplier shall bear the cost and expense of any such recall, withdrawal, field correction or seizure, and upon demand from Customer shall promptly indemnify Customer in accordance with Section 12 for costs and expenses incurred by Customer in connection therewith. To the extent that a recall, withdrawal, field correction, or governmental seizure of Product is due to any other reason, including, without limitation, the Specifications or Customer Know-How. Customer shall bear the cost and expense of such recall, withdrawal, field correction or seizure, and upon demand from Supplier shall promptly indemnify Supplier in accordance with Section 12 for costs and expenses incurred by Supplier in connection therewith. Should a party become aware of a Product seizure or of facts and circumstances that might justify the recall or withdrawal of or corrective action with respect to a Product, that party will notify the other party promptly of the details regarding such action, including providing copies of all relevant documentation concerning such action or facts. The parties will cooperate in investigating any such situation, and all regulatory contacts that are made and all activities concerning seizure, recall, withdrawal or field correction will be initiated and coordinated jointly.

5.3. Subject to Sections 5.1 and 5.2, except as otherwise required by law or governmental regulation, Customer will be solely responsible for investigating and responding to all inquiries, complaints and adverse events regarding Products. Supplier agrees to provide such assistance as Customer shall reasonably request and, if requested by Customer, Supplier agrees to lead investigations related to such at its facilities.

5.4. As soon as either party becomes aware, it shall give the other party prompt written notice of any defect or alleged defect in a Product, any injury alleged to have occurred as a result of the use or applicable of a Product, and any circumstances that may reasonably be expected to give rise to litigation or recall of a Product or regulatory action that may affect the sale or manufacture of a Product, specifying, to the extent known, the time, place and circumstances thereof and the names and addresses of the Persons involved. Each party shall also furnish promptly to the other party copies of all papers received in respect of any claim, action or suit arising out of such alleged defect, injury or regulatory action.

5.5. If Supplier concludes that Product cannot consistently meet Specifications, or if Customer or the FDA requires changes that Supplier cannot reasonably implement, then Supplier will work in good faith with Customer to test and implement reasonable changes at Customer’s request in order to consistently meet the Specifications or such requirements, if possible.

6.	No Sales to Other Persons

Supplier agrees not to develop, market, sell or distribute the Products, or any products competitive with the Products, directly or indirectly, to any Persons other than Customer.

7.	Product Prices

7.1. The initial Purchase Prices of the Products will be as set forth on Appendix E. For the avoidance of doubt, the parties agree that any validation batches of Clindesse produced by Customer prior to the date of this Agreement shall remain the property of Customer and shall not be considered “Product” for which payment of the Purchase Price is due.

7.2. Following the expiration of [***] calendar months after the Approval Date, Supplier may increase the Purchase Prices (taking into account the factors referenced in the definition of “Purchase Price) on at least 60 days’ advance written notice. Supplier will supply Products based on maximum [***] production campaigns per calendar year. If Customer, during a calendar year, wants more than [***] campaigns, Supplier reserves the right to revise the applicable Purchase Price(s) to reflect documented increases in its overhead expenses resulting therefrom.

-9-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3. Following the completion of each [***]-month period from and after the Approval Date, Supplier shall reconcile its costs of production (using the factors taken into account per the “Purchase Price” definition) of each Product for such [***]-month period and the aggregate Purchase Price paid for that Product during such [***]-month period. In the event that the aggregate Purchase Price paid for such Product in such [***]-month period is less than such costs of production plus [***] percent ([***]%), Supplier shall invoice Customer, and Customer shall pay Supplier, an amount equal to such deficiency. In the event that the aggregate Purchase Price paid for such Product in such [***]-month period is more than such costs of production plus [***] percent ([***]%), Supplier shall provide written notice of same to Customer, and Supplier shall pay Customer an amount equal to such excess. Customer shall have the right (but not the obligation) to audit and inspect Supplier’s records with respect to Supplier’s costs of production in order to verify such costs. This right shall survive the expiration or termination of this Agreement for a period of [***] with respect to such costs incurred during the term of this Agreement.

7.4. All amounts payable hereunder by Customer to Supplier shall be paid in full and shall not be subject to (i) set-off of any amounts due from Supplier to Customer, or (ii) deduction, including deduction on account of any withholding tax obligations, if any.

8.	Certificate of Analysis

Supplier will provide Customer a Certificate of Analysis with each Product shipment, evidencing compliance of the Product with the Specifications.

9.	Terms of Sale

The Product will be sold to Customer by Supplier hereunder [****]. Payment terms shall be [***] days from receipt of the invoice by Customer.

10.	Quality Agreement

The parties agree to enter into a separate quality agreement (the “Quality Agreement”) within thirty (30) days following the Effective Date. The Quality Agreement shall delineate in further detail each party’s responsibilities for documentation management and other aspects of the manufacturing of the Products in accordance with applicable laws and regulations. Both parties agree to comply with the requirements of the Quality Agreement during the term of this Agreement.

11.	Adverse Drug Event Reporting

The Quality Agreement shall contain terms and conditions relating to safety data and exchange matters.

12.	Indemnification

12.1. Subject to the limitations set forth in Section 12.4, Supplier shall indemnify Customer and its officers, directors, agents, employees, and Affiliates against all claims, actions, losses, damages, personal injuries (including death), costs, expenses (including court costs and

-10-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

legal fees) and other liabilities to the extent resulting from or caused by (i) the failure of Product to conform to applicable Specifications; (ii) the failure by Supplier to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree; or (iii) any gross negligence or intentionally wrongful act or omission by Supplier in its manufacturing of the Product or its performance hereunder. Supplier shall not be liable for any claim, loss or damage resulting from improper storage, transportation or handling of the Products by Customer, its freight carrier and/or their respective representatives. The terms of this Section 12.1 shall survive the termination or expiration of this Agreement for any reason.

12.2. Subject to the limitations set forth in Section 12.4, Customer shall indemnify Supplier and its officers, directors, agents, employees, and Affiliates against all claims, including third party claims, actions, losses, damages, personal injuries (including death), costs, expenses (including court costs and legal fees) and other liabilities resulting from or caused by (i) Customer’s breach of this Agreement; (ii) the non-conformity of the Specifications to any applicable FDA regulations, GMP and or any comparable state agency requirements applicable thereto; (iii) acts of gross negligence of Customer or its officers, directors, agents, employees, or Affiliates; (iv) the non-compliance of the Product with the requirements of the relevant Product NDA (and supplements thereto) except for non-compliance resulting from Supplier’s breach of this Agreement or acts of gross negligence, or (v) any Product liability, except for Product liability due to or to the extent contributed by (x) a failure of Product to conform to applicable Specifications, (y) the failure by Supplier to comply in material respects with any applicable law, rule, regulation, standard, court order or decree, or (z) gross negligence or intentionally wrongful act or omission of Supplier in its manufacturing of any Product or its performance hereunder. The terms of this Section 12.2 shall survive the termination or expiration of this Agreement for any reason.

12.3. Excluding each party’s indemnification obligations under Section 12.1 or 12.2 of this Agreement, neither party’s total liability to the other party under this Agreement shall exceed US$[***].

12.4. EXCEPT IN CASES INVOLVING WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES (INCLUDING WITHOUT LIMITATION LOST SALES, PROFITS, BUSINESS OR GOODWILL) ATTRIBUTABLE TO ANY BREACH OR DEFAULT BY SUCH PARTY UNDER THIS AGREEMENT.

13.	Term; Default; Termination

13.1. This Agreement is effective as of the Effective Date and will continue in effect for three (3) Contract Years. Thereafter, this Agreement will be automatically renewed and continue for consecutive additional one (1) Contract Year renewal terms unless either party provides written notice of non-renewal to the other party at least one year prior to the end of the then current term.

13.2. The failure by one party to comply with any of its respective obligations in this Agreement shall entitle the other party to give the party in default written notice in order to cure

-11-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

such default. If such default is not remedied within 60 days after receipt of such notice from the other party, the notifying party shall be entitled, without prejudice to any of its other rights conferred to it by this Agreement, to terminate this Agreement by giving notice with immediate effect. The right of either party to terminate this Agreement as provided herein shall not be affected in any way by its waiver of or failure to take action with respect to any previous default. Notwithstanding anything to the contrary contained herein, if Customer fails to pay the Purchase Price or any other amounts payable hereunder (x) within ten (10) days of the due date set forth in this Agreement, or (y) by the due date on three consecutive invoices provided by Supplier or its Affiliates to Customer, Supplier shall give Customer written notice and Customer shall have thirty (30) days after receipt of such notice to cure the payment default; provided, however, that Customer shall not have such right to cure more than three times in any calendar year. If such default is not cured in such thirty (30) day period, or immediately, if such cure period is not applicable, Supplier may terminate this Agreement with immediate effect by written notice to Customer.

13.3. Either party may terminate this Agreement with immediate effect by written notice to the other party if the other party becomes the subject of proceedings involving bankruptcy or insolvency, makes any assignment for the benefit of creditors, or fails to continue to conduct its business in all material respects as heretofore conducted.

13.4. Customer may terminate this Agreement for convenience at any time on not less than 90 days’ written notice to Supplier.

13.5. The expiration or termination of this Agreement shall not affect any obligation of the parties arising from any provision of this Agreement prior to the expiration or termination or arising in connection with or as a result of such termination. It is hereby clarified that Customer shall accept delivery of any and all Products that were ordered prior to the expiration or termination of this Agreement and shall pay the applicable purchase price for such Products

13.6. Upon termination or expiration of this Agreement for any reason, Customer shall (a) pay the applicable purchase price to Supplier for all finished Product, and (b) reimburse Supplier for its reasonable costs for all unused inventory of raw materials, packaging materials, work in progress and specific quality control reagents that Supplier has in stock or that Supplier has ordered pursuant to non-cancellable purchase orders to meet its supply obligations to Customer under this Agreement as reflected in the most recent Forecast provided by Customer to Supplier. Upon receipt of payment from Customer, Supplier will, at Customer’s option, destroy or deliver such inventory to Customer. In addition to the foregoing, upon termination of this Agreement by Customer pursuant to Section 13.4 hereof, [***].

14.	Confidentiality

14.1. Supplier acknowledges that it is receiving and will receive Confidential Information (as defined below) from Customer. All Confidential Information furnished prior to or during the term of this Agreement by or on behalf of Customer to Supplier shall be kept confidential by Supplier. Supplier shall not make use of any such Confidential Information, or disclose any Confidential Information to any Person, except for purposes authorized by this Agreement, unless previously authorized in writing by Customer to do so. However, Supplier

-12-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

may disclose Confidential Information to Supplier’s officers, directors and employees who require the Confidential Information for the purposes contemplated by this Agreement, provided such officers, directors and employees are subject to the same obligations of confidentiality as are applicable to Supplier with respect to such Confidential Information and provided further that Supplier shall be fully responsible for the compliance with this Agreement by its officers, directors and employees. For the purposes hereof, “Confidential Information” shall mean information relating to the Product or otherwise to the subject matter of this Agreement, whether written, electronic, oral or other tangible or intangible form, furnished to Supplier by Customer, directly or indirectly. For the purposes hereof, the Product Dossier and the Regulatory Dossier and information created by Supplier from or related to the Confidential Information are expressly included in Customer’s Confidential Information. Supplier agrees not to make any copy of or extract from the Regulatory Dossier without Customer’s prior written consent. In addition, Supplier agrees to take reasonable and appropriate actions to preserve the confidentiality of the Confidential Information.

14.2. The obligations of confidence and nonuse provided in Section 14.1 shall not apply to information which:

(a) is, at the time of disclosure, or thereafter becomes, part of the public domain through no fault or negligence of Supplier, or any or its existing or past officers, directors, employees or agents;

(b) was in Supplier’s lawful possession prior to disclosure hereunder or under or in connection with the transactions contemplated by the APA, as shown by its written records;

(c) is lawfully disclosed to Supplier on a non-confidential basis by a third party who does not have an obligation of confidentiality to Customer hereunder relative to such information; or

(d) Supplier is required to disclose as a requirement of law or in connection with any legal or regulatory proceeding or otherwise requested by any governmental agency or regulatory authority, including any self-regulatory organization having jurisdiction over Supplier, provided that Supplier has provided reasonable prior notice of such required disclosure to Customer so that Customer has the opportunity to seek an appropriate protective order or other relief.

For the purposes of this Agreement, information shall not be construed to be within one of the foregoing exceptions merely because it may be referred to or otherwise generally included in disclosures of a broad nature or represents a technological advance or improvement of any Confidential Information, or because constituent elements or combinations thereof fall within one or more of the above exceptions.

14.3. Supplier acknowledges that all inventions, discoveries, designs, developments, improvements, copyrightable material, trade secrets and related Intellectual Property Rights (as defined below), which Supplier and Customer jointly may conceive, develop, or reduce to practice in connection with or based, directly or indirectly, on any Confidential Information, shall be owned by Customer. The term “Intellectual Property Rights” shall include, without limitation, rights in relation to any trademarks, patents, designs, copyrights, and the rights to register and renew any of the aforesaid rights. Supplier undertakes to cooperate in good faith and execute all such documents and do all such things as may be necessary or incidental to the implementation and performance of this provision.

14.4. Upon the termination, cancellation or expiration of this Agreement for any reason, Supplier agrees to promptly, but in any event not later than 30 days after such termination, cancellation or expiration, return the Confidential Information to Customer and to destroy all memoranda or other documents or records, written or electronic, or other tangible forms which contain Confidential Information, provided that Supplier may retain an archival copy of such Confidential Information for its record or as required by any applicable law, rule or regulation.

14.5. The obligations of confidentiality and nonuse under this Article 14 are independent of all other rights and obligations of the parties under this Agreement or otherwise and shall continue beyond the termination, cancellation or expiration of this Agreement for any reason.

15.	Compliance with Law

Supplier covenants to Customer that Supplier and its directors, officers, employees and agents are, and during the term of this Agreement shall at all times remain, properly qualified in accordance with all applicable laws, rules and regulations to perform the services contemplated to be performed by Supplier under this Agreement. Supplier covenants and agrees that the performance of this Agreement by Supplier and its directors, officers, employees and agents will not conflict with and will in all respects be in compliance with all material laws applicable to such performance, except to the extent that the Specifications do not comply with any applicable law.

16.	Warranties and Insurance

16.1. Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUPPLIER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED HEREBY.

16.2. Insurance. Each of Customer and Supplier shall obtain and maintain at its expense during the term of this Agreement and for five (5) years thereafter an insurance policy or policies written by insurance companies reasonably acceptable to the other party, covering products liability with respect to the Products and general commercial liability and naming the other party as an additional insured, in the amount of no less than ten million dollars ($10,000,000). All such policies shall provide that coverage thereunder shall not be terminated or reduced without the prior written consent of the other party. Each of Customer and Supplier shall furnish the other party with certificates of insurance and evidence of renewals. The purchase of such insurance or the furnishing of certificates shall not be in satisfaction of a party’s liability hereunder or in any way modify either party’s indemnification obligations hereunder.

17.	Miscellaneous

17.1. Audit Rights. At all times during and for a period of three (3) years following the term of this Agreement, Supplier shall maintain true and correct copies of all records and all correspondence relevant to this Agreement. During the term of this Agreement and for a period of three (3) years thereafter, during normal business hours, Customer, or its independent auditor, shall be entitled to audit and inspect those books and records of Supplier that are maintained in connection with the performance of Supplier’s obligations under this Agreement.

17.2. Independent Contractors. It is understood between the parties that Supplier is an independent business entity otherwise unrelated to Customer. The parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed to place the parties in the relationship of employer and employee, partners, principal and agent, or joint venturers. Neither party shall have the power to bind or obligate the other party. Except as expressly contemplated by this Agreement, neither party shall hold itself out as representing the other party.

17.3. Force Majeure. Neither party shall be responsible or liable to the other party for, nor shall this Agreement be terminated as a result of, any failure to perform any of its obligations hereunder, if such failure results from circumstances beyond the control of the party, including, without limitation, requisition or seizure by any government authority, the effect of any statute, ordinance or governmental order or regulation enacted after execution of this Agreement, flood, hurricane, tornado, tsunami, earthquake or other natural calamities, wars, strikes, lockouts, riots, disease, an act of God, civil commotion, terrorism, fire, failure of public utilities, common carriers or supplies, failure of vendors to deliver materials necessary for manufacturing the Products, including testing materials and active pharmaceutical ingredients, failure of any machinery or equipment used for manufacturing of Products (other than as a result of Supplier’s failure to comply with its maintenance obligations hereunder), or any other circumstances, whether or not similar to the above causes. The parties shall use their reasonable commercial efforts to avoid or remove any such causes and shall resume performance under this Agreement as soon as practicable whenever such cause is removed.

17.4. Assignment. Neither Supplier nor Customer may assign, subcontract or otherwise transfer or encumber any of its rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that either party may assign this Agreement to an Affiliate without the other party’s consent. No assignment shall relieve the assignor of its obligations hereunder unless the other party otherwise agrees in writing. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

17.5. Amendment. If a party utilizes a purchase order, order confirmation or similar document to release or confirm orders, the terms or conditions thereof shall not be applicable, except with respect to regular and ordinary order-specific terms such as dates of delivery or quantities, and in the event of any conflict between any of them and this Agreement, the terms of this Agreement shall govern. No amendment or modification of this Agreement shall be binding on either party unless it is in writing and signed by an authorized representative of such party.

17.6. Severability. If any provision of this Agreement, under any set of circumstances, whether or not foreseeable by the parties, is hereafter held to be invalid, illegal or unenforceable in its present form and scope in any jurisdiction or proceeding: (a) to the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect, (b) in any event, the remaining provisions of this Agreement shall continue to be given full force and effect, without regard to the invalid, illegal or unenforceable provision in such jurisdiction or proceeding and shall be liberally construed in order to carry out the intentions of the parties expressed herein as nearly as possible, and (c) the parties agree that the court making such determination shall have the power, and is hereby directed, to alter or reduce such provision so that, in its altered or reduced form, the provision is enforceable and effective as nearly as possible to the purposes expressed in this Agreement. Notwithstanding the foregoing, any such determination and amendment hereof by any such court, panel or authority shall be limited to the jurisdiction thereof and shall not affect the validity, legality, enforceability or application of this Agreement in its existing form and scope in any other jurisdiction or proceeding.

17.7. Notices. Any notice to be given by either party shall be in writing, sent by express, registered or certified mail, postpaid, by generally recognized courier service (such as DHL or Federal Express) or by confirmed telefax, to the attention of the Vice President, Business Development in the case of Customer and to Vice President-Operations in the case of Supplier, at the address of each party first set forth on the signature page hereto or to such other address as a party shall give notice to the other in like manner, and shall be deemed to have been given or made as of the date so mailed or sent. For such purposes, the telefax number of Customer is 314-645-4705, and the telefax number of Supplier is 609-730-1998.

17.8. Governing Law; Jurisdiction.

(a) This Agreement shall be deemed to have been entered into and shall be governed by and construed under the laws of the State of Delaware, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement. The parties expressly waive and disclaim the application of the United Nations Convention on International Sale of Goods to this Agreement.

(b) Any legal action on or relating to this Agreement shall be brought only in the federal or state courts located in the State of Delaware. For the purpose of any such legal action, the parties expressly: (i) consent to the jurisdiction of the Delaware federal and state courts, and (ii) waive trial by jury.

(c) If legal action is instituted, the parties waive personal service of process and consent to service of process in the manner provided in Section 17.7.

(d) If legal action is taken by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and related costs.

17.9. Technical Support. From and after the date hereof, until the Approval Date of a Product, with respect to such Product: (i) the obligations of the Parties shall be governed by the Technical Support Term Sheet attached hereto as Appendix G and the terms and conditions of this Agreement, including the limitations of liability set forth herein; and (ii) in the event of a conflict between a provision set forth in the body of this Agreement and a provision set forth in the Technical Support Term Sheet, the provision set forth in the Technical Support Term Sheet shall control.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties as of the date first set forth above.

ZYNESHER PHARMACEUTICALS (USA), LLC		K-V PHARMACEUTICAL COMPANY

By:	/s/ JD Renner	By:	/s/ Gregory J. Divis, Jr.

Name:	JD Renner	Name:	Gregory J. Divis, Jr.

Title:	President	Title:	President and CEO

Notice Address:		Notice Address:

c/o Zydus Pharmaceuticals (USA), Inc.		K-V Pharmaceutical Company
73 Route 31 N.		One Corporate Woods Drive
Pennington, NJ 08534		Bridgeton, MO 63044

Attn :	Prashant Desai	Attn:	Daniel J. Thompson
	Vice President-Operations		Vice President Medical Affairs
& Business Development

APPENDIX A

CUSTOMER-OWNED EQUIPMENT

17575	VISION SYSTEM, HIGH SPEED
17604	MIXER/AGITATOR, LIGHTNIN
17606	MIXER/AGITATOR, LIGHTNIN
18526	PRINT/APPLY PRINTER
18684	MACHINE VISION SYSTEM
18685	ENCLOSURE, VISION SYSTEM
18686	SYSTEM CONTROL PANEL
18773	PUMP, HUSKY DIAPHRAGM
19346	COLLOID MILL, GREERCO
20421	PUMP, METERING BRAN AND LUBBE
9715	DOBOY WRAPPER
9716	FILLER-CRÈME COMAS
9857	KETTLE, STEAM 150 GALLON
10442	PUMP, BARREL
10443	CAP FEEDER VIBRATORY
10445	TRAY LOADER
10451	CHKWGHER, MT, VL-2,600gROMANCO
10452	CARTONER-CAM
10454	CASE PACKER-BERGAMI C97
10535	CONVEYOR
10538	CONVEYOR-PRINT AND APPLY
11626	FEEDER, APPLICATION IN
12625	PUMP, LIQUID TRANSFER
14268	MIXER, AIR LIGHTNIN
15846	TANK, 100 GAL
15848	TANK, 100 GAL
16252	CHECKWEIGHER, COMAS

APPENDIX B

SPECIFICATIONS

[***]

-20-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX C

CUSTOMER-SUPPLIED ITEMS

KV Provided Materials (Quantity per batch)

	Clindesse®				Gynazole-1®
2-1111	Clindamycin [***]	[***]	KG	2-1149	Butoconazole [***]	[***]	KG
TRADE				TRADE
P3221	Applicator Body 5g	50000	EA	P3221	Applicator Body 5g	50000	EA
P3223	Applicator Tray	50000	EA	P3223	Applicator Tray	50000	EA
P5262	Applicator Tip,Modified	50000	EA	P5262	Applicator Tip,Modified	50000	EA
P4251-1	Carton,Clindesse	50000	EA	P5305-1	Foil Overwrap,Gynazole1	50000	EA
P4252-2	Foil Overwrap,Clindesse	50000	EA	P5306-1	Carton,Gynazole-1 2% Cr	50000	EA
P4250-2	Insert,Clindesse	50000	EA	P4249-2	Insert,Gynazole 1	50000	EA
SAMPLE				SAMPLE
P3221	Applicator Body 5g	50000	EA	P3221	Applicator Body 5g	50000	EA
P3223	Applicator Tray	50000	EA	P3223	Applicator Tray	50000	EA
P5262	Applicator Tip,Modified	50000	EA	P5262	Applicator Tip,Modified	50000	EA
P4745-1	Carton,Clindesse Sample	50000	EA	P5307-1	Carton,Gynazole 1 5gm C	50000	EA
P4252-2	Foil Overwrap,Clindesse	50000	EA	P5305-1	Foil Overwrap,Gynazole1	50000	EA
P4250-2	Insert,Clindesse	50000	EA	P4249-2	Insert,Gynazole 1	50000	EA

-21-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX D

SUPPLIER-SUPPLIED ITEMS

Supplier provided materials (Quantity per batch)

		Quantity per Batch			Quantity per Batch
	Clindesse			Gynazole-1
8-1590	Lecithin (Phospholipon G)	[***]	8-128	Propylene Glycol,USP	[***]
8-1775	Polyglyceryl-3-Oleate,	[***]	8-1775	Polyglyceryl-3-Oleate,	[***]
8-1776	Glyceryl Monoisostearat	[***]	8-1776	Glyceryl Monoisostearat	[***]
8-1899	Methylparaben,NF (UENO)	[***]	8-1899	Methylparaben,NF (UENO)	[***]
8-1900	Propylparaben,NF (UENO)	[***]	8-1900	Propylparaben,NF (UENO)	[***]
8-216	Mineral Oil,USP(210CPS,	[***]	8-216	Mineral Oil,USP(210CPS,	[***]
8-47	Sorbitol Solution,USP	[***]	8-47	Sorbitol Solution,USP	[***]
8-51	Water,Purified USP	[***]	8-51	Water,Purified USP	[***]
8-548	Wax,Microcrystalline,NF	[***]	8-548	Wax,Microcrystalline,NF	[***]
8-672	Silica, Hydrophobic Col	[***]	8-672	Silica, Hydrophobic Col	[***]
8-735	Edetate Disodium,USP/Ph	[***]	8-735	Edetate Disodium,USP/Ph	[***]

TRADE			TRADE
P4253-1	Shpr/Label,Clindesse	4165 EA	P3291-6	Shpr/Label,Gynazole	4165 EA
P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA	P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA

SAMPLE			SAMPLE
P4775-1	Shpr/Label,Clindesse Sa	4165 EA	P3625-6	Shpr/Label,Gynazole 1S	4165 EA
P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA	P3442-1	Shpr,12in 8-9/16x6x7-7/	4165 EA

-22-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX E

PRODUCT PRICES

Initial Purchase Prices

Item Code	Item Description	Price Per Unit

9000108	Gynazole -1® 2% Cream	[***	]
9000127	Gynazole -1® 2% Cream Sample	[***	]
9012408	Clindesse®	[***	]
9012427	Clindesse® Sample	[***	]

-23-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Purchase Price Calculation Principles

See attached.

[***]

-24-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX F

TECHNOLOGY TRANSFER PLAN

Clindesse

1.	Section 1 - QbD

1.1.	CDP00018C – Critical Quality Attributes/Critical Processing Parameters Assessment for Clindamycin Phosphate Vaginal Cream, 2% (Clindesse)

1.2.	CDP000018C.A1 – Addendum to Critical Quality Attributes/Critical Processing Parameters for Clindamycin Phosphate Vaginal Cream, 2% (Clindesse)

2.	Protocols

2.1.	CDP000018C.1 – Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vaginal Cream, 2.0%

2.2.	CDP000018C.2 – Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vagina. Cream, 2.0%

2.3.	CDP000018C.3 - Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vagina. Cream, 2.0%

2.4.	CDP000018C.4 – Protocol an Sampling/Testing Plan for the Verification of Clindamycin Phosphate Vaginal Cream, 2.0%

2.5.	CDP000018C.5 –Experimental Protocol and Sampling/Testing Plan for the Study of Viscosity vs. Time Clindamycin Phosphate Vaginal Cream, 2.0%

2.6.	CDP000018C.7 – Clindesse Practice Batch for Operations Packaging Training

2.7.	CDP000018C.8 – Experimental Protocol and Sampling/Testing Plan for Clindamycin Phosphate Vaginal Cream, 2%

2.8.	CDP000018C.9 – Clindesse CAPA Demonstration Batch for Operations and Westport Plant QA Packaging and Line Clearance Training

3.	Reports

3.1.	CDR000018C.1 – Experimental Protocol Report for Clindamycin Phosphate Vaginal Cream, 2.0% Lot Number: DR205-61, DR205-70, DR222-03, R604-007 and DR205-70A, DR222-03A Product Code Number 6912400C and 6912408C Evaluation of the Manufacturing and Packaging Processes

3.2.	CDR000018C.4 – Verification Protocol Report for: Clindamycin Phosphate Vaginal Cream, 2.0%, Lot Number R604-009 and R604-009A, Product Code Number 6912400 and 6912408 Evaluation of the Manufacturing and Packaging Processes

3.3.	CDR000018C.5 – Experimental Protocol Report for the Study of Viscosity vs. Time Clindamycin Phosphate Vaginal Cream, 2.0% (Clindesse)

3.4.	CDR000018C.6 – Technology Transfer Summary Report

3.5.	CDR000018C.6A1 – Technology Transfer Summary Report

3.6.	CDR000018C.6A2 – Addendum to the Technology Transfer Summary Report

3.7.	CDR000018C.8 – Experimental Protocol Report for: Clindamycin Phosphate Vaginal Cream, 2.0% Lot Number R604-012, Product Code Number: 6912400 Gynazole-1

1.	Section 1 – QbD

1.1.	CDP000018B – Critical Quality Attributes/Critical Processing Parameters Assessment for Butoconazole Nitrate Cream, 2% w/w, (Gynazole-1)

2.	Section 2 – Protocols

2.1.	CDP000018B.1 – Experimental Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2.0% w/w

2.2.	CDP000018B.1R1 – Revision to the Experimental Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2.0% w/w

2.3.	CDP000018B.2 – Experimental Protocol and Sampling/Testing Plan for the Study of Viscosity vs. Time for Butoconazole Nitrate Cream, 2.0% w/w

2.4.	CDP000018B.3 – Experimental Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2.0%

2.5	CDP000018B.4 – Verification Protocol and Sampling/Testing Plan for Butoconazole Nitrate Cream, 2% w/w

2.6	CDP000018B.5 – Experimental Protocol and Sampling/Testing Plan for the Study of Viscosity vs. Time Butoconazole Nitrate Cream, 2.0% w/w

3.	Reports

3.1	CDR000018B.1 – Experimental Protocol Report for: Butoconazole Nitrate Cream, 2.0% w/w Lot Number DR205-62, DR-205-69, R604-006 and DR205-62A, DR205-69A Product Code Number: 6900100B and 6900108A Evaluation of the Manufacturing and Packaging Processes.

3.2	CDR000018B.4 – Verification Protocol Report for Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1), Lot Number: R604-010 and R604-010A, Product Codes: 6900100B and 6900108 Evaluation of the Manufacturing and Packaging Processes

3.3	CDR000018B.4A1 – Addendum to the Verification Protocol Report for: Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1), Lot Number: R604-010 and R604-010A, Product Codes: 6900100B and 6900108, Evaluation of the Manufacturing and Packaging Process

3.4	CDR000018B.5 – Experimental Protocol Report for the Study of Viscosity vs. Time Butoconazole Nitrate Cream, 2.0% (Gynazole), Lot Number: R604-010, Product Code 6900100B

3.5	CDR000018B.6 – Technology Transfer Summary Report Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1) Product Code Number: 6900100B and 6900108, Evaluation of Manufacturing and Packaging Processes

3.6	CDR000018B.6A1 – Addendum to the Technology Transfer Summary Report Butoconazole Nitrate Cream, 2.0% w/w (Gynazole-1) Product Code Number: 6900100B and 6900108 Evaluation of the Manufacturing and Packaging Process

APPENDIX G

TECHNICAL SUPPORT TERM SHEET

Section		Comments

I. DEFINED TERMS	•	Technical Support-full validation and stability of PRODUCT(s) and approval by US FDA

	•	Equipment-set forth in appendix A of Supply Agreement-“Customer Owned Equipment”

	•	Party(ies)-shall pertain solely to KV and SUPPLIER

	•	Timeline-Appendix H of the Supply Agreement

	•	Supply Agreement-that certain Supply Agreement, dated as of August , 2011, by and between SUPPLIER and KV, which governs the actions and responsibilities of the Parties with respect to the commercial manufacture and supply of the PRODUCT(s), and to which this Technical Support Term Sheet is an appendix.

	•	Purchase Price-means the purchase price for Product, as determined by SUPPLIER and agreed to by KV, calculated as the costs directly associated to Product materials provided under Appendix D of the Supply Agreement, product testing and stability costs, direct and indirect labor and applicable overhead (direct and indirect) assigned to the Product based on facility utilization plus [***] percent ([***]%).

	•	Other Capitalized Terms-to the extent not otherwise defined in this Technical Support Term Sheet shall have the respective meanings ascribed to them in the Supply Agreement.

II. PRODUCT(S)	•	Gynazole-1®-butoconazole nitrate 2% intravaginal cream product

	•	Clindesse®-clindamycin phosphate 2% intravaginal cream product

III. MATERIAL SUPPLY	•	At KV’s cost, KV to provide SUPPLIER with necessary materials as provided under Appendix C of the Supply Agreement to complete Technical Support of the PRODUCTS, to include:

• API • Raw Materials as required • Applicators and Tips • Pre-printed Packaging Materials

IV. EQUIPMENT	•	KV to provide SUPPLIER full use of the Equipment necessary to manufacture the PRODUCTS

	•	SUPPLIER shall not use the Equipment for the manufacture of any other Product nor for any other Party.

V. TIMELINE	•	Timeline representing KV’s expectation of time and events under commercially reasonable conditions is set forth in Appendix H of the Supply Agreement and remains contingent upon the outcome of the active investigation.

-28-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

	•	In the event the active investigation at the time of execution of the Supply Agreement reveals a need to alter the Timeline, the parties will meet in good faith to agree on an appropriate amendment to the Timeline as contained in Appendix H of the Supply Agreement.

	•	SUPPLIER agrees to use commercially reasonable efforts to ensure the proper resources in terms of monies and personnel are dedicated to provide the Technical Support for the development of the PRODUCTS in a manner that aligns with the Timeline, if possible.

	•	KV agrees to use commercially reasonable efforts to ensure the proper resources in terms of monies and personnel are dedicated to the development of the PRODUCTS in a manner that aligns with the Timeline.

	•	To the extent commercially practicable, SUPPLIER shall use those Hired Employees (as defined in the APA) who were involved in the production of the Products prior to the Effective Date in corresponding roles for SUPPLIER in the performance of its obligations under this Agreement.

	•	In the event that there are significant deviations from the Timeline, the Parties shall further discuss and meet in good faith to bring full resolution to the Timeline in a manner that is agreed to in writing between the Parties with a target goal of achieving a successful development of the PRODUCTS in the most expeditious manner.

	•	In the event that one or both of the PRODUCTS fail to achieve FDA approval to return to market after the initial development phase set forth in the Timeline, the Parties shall further discuss and meet in good faith to bring full resolution to the Timeline in a manner that is agreed to in writing between the Parties with a target goal of achieving a successful launch of the PRODUCTS in the most expeditious manner.

VI. MILESTONES	•

On a per PRODUCT basis, KV will pay to SUPPLIER the following:

•         Purchase Price (For the avoidance of doubt, the Parties agree that any validation batches of Clindesse produced by KV prior to the date of the Supply Agreement shall remain the property of KV and shall not be considered “Product” for which payment of the Purchase Price is due)

•         $[***]USD for the successful approval to return to market by the US FDA per PRODUCT

•         $[***]USD for the supply of [***]% of commercial supply forecast per Product to KV by SUPPLIER in accordance with all relevant laws and cGMP for [***], beginning with KV’s first shipment into interstate commerce

-29-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

VII. MISCELLANEOUS	•	Parties agree to use good faith efforts and to cooperate with Lachman in all efforts related to the development of the PRODUCTS

	•	KV to receive directly from and pay for all invoices (without mark-up of any kind from SUPPLIER) for services of compliance and regulatory consultants (including without limitation Lachman Consultants and Compliance) related to services and FDA audit costs in direct support of the PRODUCT certification

	•	KV to provide SUPPLIER with all necessary development and method validation documentation developed to date and that which would be necessary for the full validation of the PRODUCTS. KV will be available to provide support and oversight to SUPPLIER in the Technical Support of the PRODUCTS, KV will have a representative in the plant responsible for overseeing activities of SUPPLIER on behalf of KV as necessary.

	•	SUPPLIER agrees to conduct all Technical Support efforts in a manner that is in full compliance with all government and regulatory standards, the Consent Decree, and in accordance with cGMP standards

	•	Upon KV’s prior written approval, any out of pocket costs specifically related to the Technical Support will be paid for by KV upon presentation of supporting documentation by SUPPLIER.

VIII. COMPLETION	•	This Technical Support Term Sheet will come to completion upon the successful Technical Support of each of the PRODUCT(S)

	•	Upon US FDA approval of the PRODUCT, the Parties will refer solely to the Supply Agreement to govern responsibilities and actions of the Parties for that Product

	•	During the term of this Technical Support Term Sheet, KV shall pay SUPPLIER all SUPPLIER costs, including SUPPLIER paid Product, Product testing and stability costs, direct and indirect labor and applicable overhead (direct and indirect) assigned to the Product based on facilities utilization plus [***] percent ([***]%). SUPPLIER shall invoice customer monthly for such amounts.

IX. FOR ELIMINATION OF DOUBT	•	SUPPLIER accepts no responsibility for any development work necessary to obtain US FDA approval (e.g. clinical, updated methods etc.) except where required to maintain compliance with current or mandated regulatory revisions. SUPPLIER will reasonably cooperate with KV in connection any supporting development work being done by KV.

	•	SUPPLIER will accept no responsibility for damages due to the lack of timely activities associated with obtaining US FDA approval to return to market provided SUPPLIER resources the Timeline with reasonable effort per above.

-30-	*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

•	SUPPLIER has no knowledge or experience with KV PRODUCTS and accepts no responsibility for the commercial success or failure of said PRODUCTS.

•	The terms of this Technical Support Term Sheet shall be in addition to and otherwise subject to the terms and conditions agreed to between the Parties in the Supply Agreement, including the limitations of liability set forth therein.

APPENDIX H

TECHNICAL SUPPORT TIMELINE

See attached.

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

-32-